Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Huntington Bancshares Incorporated and subsidiaries (the “Company”) of our report dated February 22, 2007, relating to the consolidated financial statements of Sky Financial Group, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, in 2005) incorporated by reference in this Current Report on Form 8-K of Huntington Bancshares Incorporated.

Form S-3 No. 333-131143 pertaining to the Huntington Bancshares Incorporated automatic shelf registration of trust preferred securities Post-Effective Amendment No. 1 dated May 7, 2007;

Form S-3ASR No. 333-131143 pertaining to Huntington Bancshares Incorporated automatic shelf registration of common stock, preferred stock, and debt securities dated January 19, 2006.;

Form S-3 No. 33-52569 pertaining to Huntington Bancshares Incorporated Dividend Reinvestment and Common Stock Purchase Plan Post-Effective Amendment No. 2 dated September 25, 1998;

Form S-3 Nos. 333-53579-01, 333-53579-02, 333-53579-03, 333-53579-04, and 333-53579-05 pertaining to Huntington Bancshares Incorporated and Huntington Capital II, III, IV, V, and VI, respectively, in connection with the registration of capital securities dated May 26, 1998 and amended June 5, 1998;

Form S-8 No. 333-136692 pertaining to Huntington Bancshares Incorporated Executive Deferred Compensation Plan dated August 17, 2006;

Form S-8 No. 333-113639 pertaining to the UNB Corp. 1987 Stock Option and Performance Unit Plan, UNB Corp. 1997 Stock Option Plan and BancFirst Ohio Corp. 1997 Omnibus Stock Incentive Plan Post-Effective Amendment No. 1 on Form S-8 to Form S-4 dated March 16, 2004;

Form S-8 No. 333-126256 pertaining to Huntington Bancshares Incorporated 2004 Stock and Long-Term Incentive Plan as filed on June 30, 2005;

Form S-8 No. 333-61074 pertaining to Huntington Bancshares Incorporated 2001 Stock and Long-Term Incentive Plan Post-Effective Amendment No. 1 dated June 30, 2005;

Form S-8 No. 333-75032 pertaining to Huntington Bancshares Incorporated Employee Stock Incentive Plan dated December 13, 2001;

Form S-8 No. 33-44208 pertaining to Huntington Supplemental Executive Stock Purchase and Tax Savings Plan and Trust Post-Effective Amendment No. 1 dated April 1, 1998;

Form S-8 No. 33-46327 pertaining to Huntington Investment and Tax Savings Plan Post-Effective Amendment No. 1 dated April 1, 1998;

Form S-8 No. 33-52553 pertaining to Huntington Bancshares Incorporated 1994 Stock Option Plan dated March 8, 1994;

Form S-8 No. 33-38784 pertaining to Huntington Bancshares Incorporated 1990 Stock Option Plan dated January 28, 1991;

Form S-8 No. 33-10546 pertaining to Huntington Bancshares Incorporated Deferred Compensation Plan for Directors Post-Effective Amendment No. 2 dated January 28, 1991;

Form S-8 No. 33-41774 pertaining to Huntington Bancshares Incorporated Deferred Compensation Plan for Huntington Bancshares Incorporated Directors dated July 19, 1991;

Form S-8 No. 33-37373 pertaining to Huntington Bancshares Incorporated 1990 Stock Option Plan dated October 18, 1990;

Form S-11 (no file number) filed with the Office of the Comptroller of the Currency in connection with the potential future issuance of Class C or Class D preferred securities of Huntington National Bank on May 18, 2001;

/s/ Deloitte & Touche LLP
Cleveland, Ohio
June 29, 2007